Better For You Wellness Announces Results from
its February 5, 2022, Board of Directors Meeting

Better For You Wellness Establishes Strategic Advisory Committee with Industry Leaders and More

Columbus, Ohio--(Newsfile Corp. - February 10, 2022) - Better For You Wellness, Inc. (OTCQB: BFYW) ("Better For You Wellness" or the "Company"), an Ohio-based company focused on the rapidly-growing $1.5T wellness industry, is pleased to announce the results of the Meeting of the Board of Directors that took place on February 5, 2022, via video conference (the "Board Meeting"). The seven members of the Company's Board of Directors (the "Board") include Ian James, Stephen Letourneau, Montel Williams, Christina Jefferson, Joseph Watson, David Deming, and Dr. Nicola Finley, MD.

Establishment of Strategic Advisory Committee

The Board unanimously approved the establishment of a Strategic Advisory Committee (the "Committee"). The Committee will be tasked with providing acceleration, reach, and guidance to further enhance the Company's value proposition and portfolio. The Committee will work closely with the Board and Better For You Wellness leadership and advise on matters relating to the Company's capital raising efforts, acquisitions, public relations strategy, brand development, international expansion, and more.

Appointment of Committee Members

In addition to the establishment of the Committee, the Board appointed six initial Committee Members by unanimous consent. The Committee is composed of respected industry leaders who bring relevant experience, networks, and leadership to the Company's various initiatives. These individuals reflect the Company's vision and dedication to building a global leader in the wellness sector. Committee Members include:

o David King: King is currently a venture and private equity investor at Hairun Capital, a People's Republic of China and United States-based multi-family office that manages the investment assets of a group of high net worth Chinese and Chinese-American families. King currently serves on the Board of Directors of Genuine Health, a leading Canadian natural products company; AZTherapies, a Boston based drug discovery company targeting neuroinflammation and Alzheimer's Disease; Xylyx Bio, Inc., a New York-based drug discovery research tools company, Peak Capital, a New York and Taipei based private equity investment company; and Woodstone Holdings, a New York and Houston based investment company. Previously, King was a Co-Founder of Prestige Brands International, a US-listed personal care and consumer products company known as Prestige Consumer Healthcare Inc. (NYSE: PBH) following the merger of Medtech Products, Inc., Prestige Brands International, and the Spic and Span Company in 1996. Additionally, Kind was a Co-Founder and President of General Nutrition Centers ("GNC") China, a partner of Shanghai First Ventures, a Shanghai-based VC company affiliated with Bright Foods Group, and a Board Director of Tivoli Audio in Boston, Massachusetts. King started his career as an investment banker and was formerly Managing Director of PaineWebber Inc. in New York and Hong Kong, specializing in M&A and leveraged financings. He also served as Chairman of PaineWebber International (Asia) and oversaw the firm's Asian operations. King graduated from Yale University.

o Laurie Racine: Racine currently serves as President of Racine Strategy, an advisory firm focused on the intersection of social responsibility, learning, media, and technology. Racine also currently serves on the Board of Advisors to the Global Wellness Institute, a global nonprofit organization with a mission to empower wellness worldwide by educating public and private sectors. The Board of Directors of Open Road Integrated Media, a digital media company and e-book publisher. Racine is also the Founder of dotSUB, a technology company that allows anyone to collaboratively re-purpose any video from one language into any other language. A Co-Founder of Thunkable, a commercial app creation tool based on and inspired by MIT's App Inventor. Racine formerly served as Director of the Health Sector Management Program at the Fuqua School of Business at Duke University and Senior Fellow at the Norman Lear Center of the Annenberg School of Communications at the University of Southern California. Additionally, Racine has served as an Advisor or Director to theSkimm, Creative Commons, CreatorUP, CITIA, LittleBits, WizeHive, the Tribeca Film Institute, Teachers Without Borders, and more. Racine received a B.A. from New York University and conducted coursework for a Ph.D. in Human Genetics at the University of California, Berkeley.

o Zhiping "Stone" Zhang: Zhang currently serves as Managing Partner of Hairun Capital, a People's Republic of China and United States-based multi-family office that manages the investment assets of a group of high net worth Chinese and Chinese-American families. Zhang also currently serves as a Strategic Advisor to Xylyx Bio, Inc., a New York-based drug discovery research tools company. Formerly, Zhang served as Managing Director of Haiyin Capital, a Beijing, Hong Kong, and New York-based active investor in deep-tech sectors with global impact. Additionally, Zhang served as an Executive Director of DNV, an independent expert in risk management and assurance, operating in more than 100 countries. Zhang earned a B.A.Sc., M.Eng., Ph.D. from Harbin Engineering University, and an E.M.B.A. from the Jones Graduate School of Business at Rice University.

o Melisse Gelula: Gelula was Co-Founder and former Chief Creative Officer for Well+Good, a wellness-focused media company that was acquired by Leaf Group Ltd. (NYSE: LEAF) in 2018. Gelula was honored by Inc. Magazine as one of the 9 Most Creative Entrepreneurs of 2018 and by AdWeek (June 2018), recognized as 10 Writers and Editors Who Are Changing the National Conversation. Gelula is also the former editor-in-chief of SpaFinderLifestyle.com, beauty director at Luxury SpaFinder Magazine, and travel editor at Fodor's Travel Publications. Gelula earned her B.A. from the University of Iowa and an M.A. from the University of Toronto.

o Christopher Brown: Brown currently owns and operates CB, LLC, a consulting company working with leading private equity firms, retailers, and wholesalers. Before forming CB, LLC, Brown was former Senior Vice Price of Independent Sales at C&S Wholesale Grocers ("C&S"), is the largest wholesale grocery supplier in the United States. Before his role at C&S, Brown spent 11 years as EVP of Procurement/Merchandising and EVP of Food Distribution, before being named President and Chief Operating Officer of the Nash Finch Company, now a part of SpartanNash Co. (NASDAQ: SPTN) via merger. Brown graduated from Winona State University.

o Kate Hendrickson: Hendrickson was a member of the 1992 U.S. Olympic kayaking team and an alternate in the 1996 Olympic Games, and a World Championship finalist and silver medalist at the 1995 Pan-American Games. Hendrickson was a founding member of the United States Anti-Doping Agency (the "USADA") Board of Directors, serving as an Athlete Representative and Secretary.  Hendrickson was instrumental in establishing the TrueSport educational program for young athletes with the USADA. Hendrickson has also served as a member of the City of Charleston Bicycle and Pedestrian Committee, the Cincinnati 2012 Olympic Bid Committee, and the United States Canoe and Kayak Team Board of Directors.  Hendrickson graduated from Hobart and William Smith College.

Appointment of Audit Committee Chairperson

By unanimous vote of the Board's five non-executive Independent Directors, David Deming was appointed Chairperson of the Company's Audit Committee, which follows the Board's October 1, 2021, unanimous consent to establish the Audit Committee. The Audit Committee currently consists of three non-executive Independent Directors, including Montel Williams, Joseph Watson, and David Deming.

The Audit Committee was established to meet the up-listing requirements for a national securities exchange such as the NASDAQ or NYSE as soon as practicable, under NASDAQ Listing Rule 5605(c) and/or NYSE Listed Company Manual Sections 303A.06 and 303A.07.

New Compensation Committee Member and Appointment of Compensation Committee Chairperson

Also, by unanimous vote of the Board's five non-executive Independent Directors, Christina Jefferson was appointed to the Company's Compensation Committee, filling the vacancy left by former Director Leslie Bumgarner. This action follows the Board's October 1, 2021, unanimous consent to establish the Compensation Committee. The Compensation Committee currently consists of Independent Directors, Christina Jefferson, Montel Williams, and Joseph Watson. Additionally, the Board's five non-executive Independent Directors unanimously appointed Joseph Watson as Chairperson of the Compensation Committee.

The Compensation Committee was established to meet the up-listing requirements for a national securities exchange such as the NASDAQ or NYSE as soon as practicable, under NASDAQ Listing Rule 5605(d) and/or NYSE Listed Company Manual Section 303A.05.

Other Company Initiatives

In addition to the aforementioned corporate governance initiatives, the Board celebrated the Company's recent uplisting to the OTCQB, reviewed the status of existing LOIs, discussed audits and other due diligence-related aspects of each pending acquisition, and estimated the internal timing of their respective Definitive Agreements.

"I welcome the six initial members of the Company's newly formed Strategic Advisory Committee, and applaud the non-executive Independent Directors' appointments to the Audit and Compensation Committees,'' commented Ian James, Chief Executive Officer of Better For You Wellness Inc. "With Christina's vast experience in human capital, diversity, equity, and inclusion - her appointment to the Compensation Committee will offer a tremendous advantage to the Company. Furthermore, the appointments of David Deming and Joe Watson as the respective Audit and Compensation Committee Chairpersons bolsters BFYW's corporate governance."

About Better For You Wellness, Inc.

Better For You Wellness, Inc. (OTC: BFYW) is a Columbus, Ohio-based Company pursuing a dual buy-and-build model within the wellness industry. Better For You Wellness, Inc., through its wholly-owned subsidiary, builds and operates digitally-native, mission-driven brands within the clean beauty sector, including Better Suds. Better For You Wellness, Inc. is also under LOI to acquire three different companies within the clean and natural beauty category. Learn more at https://BFYW.com.

Contact:

Better For You Wellness, Inc.

Ian James, CEO

investors@bfyw.com

Forward-Looking Statements

This press release may contain forward-looking statements that involve risks and uncertainties. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology including "could," "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" and the negative of these terms or other comparable terminology. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested in this report. Except as required by applicable law, we do not intend to update any of the forward-looking statements so as to conform these statements to actual results. Investors should refer to the risks disclosed in the Company's reports filed with SEC (https://www.sec.gov/).